                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             DATAWATCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             DATAWATCH CORPORATION
                             234 BALLARDVALE STREET
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF DATAWATCH Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DATAWATCH Corporation, a Delaware corporation (the "Company"), will be held on March 16, 1998, at 10 a.m., Eastern time, at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on January 16, 1998, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          RICHARD J. TESTA
                                          Secretary

Wilmington, Massachusetts
January 27, 1998

                            ------------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO
SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                             DATAWATCH CORPORATION
                             234 BALLARDVALE STREET
                        WILMINGTON, MASSACHUSETTS 01887

                                PROXY STATEMENT
                                JANUARY 27, 1998

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DATAWATCH Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts on March 16, 1998, at 10:00 a.m., Eastern time, and any adjournments thereof (the "Meeting").

     Only stockholders of record at the close of business on January 16, 1998 will be entitled to notice of and to vote at the Meeting. As of that date, 9,127,477 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on January 16, 1998 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals will have the effect of negative votes. Broker "non-votes" are not so included.

     At the Meeting, a proposal to elect Messrs. Bruce R. Gardner, Jerome Jacobson and David T. Riddiford as directors will be subject to a vote of stockholders. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

     An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended September 30, 1997, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about February 6, 1998.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of January 16, 1998, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date, (ii) by each director of the Company, (iii) the chief executive officer and each other executive officer of the Company as of September 30, 1997 whose annual compensation exceeded $100,000, and (iv) by all directors and officers of the Company as a group.

                                                                  NUMBER OF
                                                                    SHARES            PERCENTAGE OF
                      NAME AND ADDRESS                           BENEFICIALLY           SHARES OF
                    OF BENEFICIAL OWNER                             OWNED            COMMON STOCK(1)
------------------------------------------------------------  ------------------     ---------------
Thomas R. Foley(2)..........................................        224,969                2.5%
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887
Bruce R. Gardner(3).........................................        205,937                2.2%
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887
Marco D. Peterson(4)........................................         93,432                1.0%
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887
Andrew W. Mathews(5)........................................        101,334                1.1%
  c/o DATAWATCH Corporation
  234 Ballardvale Street
  Wilmington, Massachusetts 01887
Jerome Jacobson(6)..........................................         26,002                  *
  4200 Massachusetts Avenue, N.W.
  Suite 114
  Washington, District of Columbia 20016
David T. Riddiford(7).......................................         17,421                  *
  c/o Pell Rudman & Co., Inc.
  100 Federal Street
  37th Floor
  Boston, Massachusetts 02110
All directors and executive officers as a group (6                  669,095                7.3%
  persons)(8)...............................................

---------------
 *  Less than one percent.

(1) The number of shares of Common Stock deemed outstanding includes (i) 9,127,477 shares of Common Stock outstanding as of January 16, 1998 and (ii) with respect to each individual, options to purchase shares of Common Stock which may be exercised by such individuals within 60 days of January 16, 1998.

(2) Includes 16,668 options that may be exercised within 60 days of January 16, 1998. Effective as of October 31, 1997, Mr. Foley terminated his employment with the Company and resigned as a director and as President and Chief Executive Officer of the Company. Accordingly, all of such options will lapse on January 31, 1998 if not exercised by Mr. Foley on or before that date.

(3) Includes 10,834 options that may be exercised within 60 days of January 16, 1998. Also includes 5,400 shares of Common Stock held by Mr. Gardner's daughter, of which he may be deemed a beneficial owner.

(4) Includes 6,251 options that may be exercised within 60 days of January 16, 1998.

(5) Effective as of October 31, 1997, Mr. Mathews terminated his employment with the Company and resigned as Vice President of Sales of the Company.

(6) Includes 8,002 options that may be exercised within 60 days of January 16, 1998.

(7) Includes 7,002 options that may be exercised within 60 days of January 16, 1998.

(8) Includes 48,757 options that may be exercised within 60 days of January 16, 1998.

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by a plurality of votes cast by stockholders. The Company's By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is three. This number may be changed by resolution of the Board of Directors.

     Thomas R. Foley and John A. Blaeser, who have served as directors of the Company since 1985 and 1990, respectively, and who would have been subject to re-election as directors at the Meeting, resigned from the Board of Directors in October 1997 and December 1997, respectively. The Company expresses its thanks to Messrs. Foley and Blaeser for their service on the Board of Directors.

     No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

     Set forth below is information relating to the nominees to be elected at the Meeting:

     Bruce R. Gardner, President, Chief Executive Officer and Director. Mr. Gardner, age 54, a founder and director of the Company, has been the President and Chief Executive Officer since November 1997. Prior to becoming President and Chief Executive Officer, Mr. Gardner served as Chief Financial Officer and Treasurer since the Company was founded in 1985, and was a Senior Vice President until June 1993 when he became Executive Vice President. Mr. Gardner is a director of ACT Manufacturing, Inc.

     Jerome Jacobson, Director. Mr. Jacobson, age 76, has been a director of the Company since 1987. Mr. Jacobson is a private investor and business consultant and serves as an advisor to several venture capital funds. Mr. Jacobson is a director of Cerplex Group and Merrill Lynch Venture Capital, II.

     David T. Riddiford, Director. Mr. Riddiford, age 62, has been a director of the Company since 1989. Since 1987, Mr. Riddiford has been a general partner of Pell, Rudman Venture Management, L.P., which is the general partner of PR Venture Partners, L.P., a venture capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm. He has also been a general partner of Venture Founders Capital, a venture capital partnership, since 1984. Mr. Riddiford is also a director of Vicor Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met five times during the fiscal year ended September 30, 1997. The Board of Directors has a standing Audit Committee, a standing Compensation Committee and a standing Stock Plan Committee. The memberships of the Audit Committee, the Compensation Committee and the Stock Plan Committee were most recently fixed by the Board of Directors on December 11, 1997 and Messrs. Jacobson and Riddiford are the current members of each of these committees. From March 1995 until his resignation as a director of the Company in December 1997, John A. Blaeser served as a member of the Compensation Committee and the Stock Plan Committee along with Mr. Riddiford. The Audit Committee, which oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, met three times during fiscal 1997. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation, met once during fiscal 1997. The Stock Plan Committee, which administers the Company's 1996 Stock Plan and the Company's 1996 International Employee Non-Qualified Stock Option Plan, met twice during fiscal 1997. During fiscal 1997, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1997, 1996 and 1995, of those persons who were at September 30, 1997 (i) the chief executive officer and (ii) the other executive officers of the Company whose annual compensation exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                            ANNUAL COMPENSATION(1)               AWARDS
                                      -----------------------------------   -----------------
         NAME AND            FISCAL                          OTHER ANNUAL       NUMBER OF           ALL OTHER
   PRINCIPAL POSITION(S)      YEAR    SALARY($)   BONUS($)   COMPENSATION   OPTIONS/SARS(#)(2)  COMPENSATION($)(3)
---------------------------  ------   ---------   --------   ------------   -----------------   ------------------
Thomas R. Foley(4)*........   1997     230,662         --         --             100,000(5)             774
  President, Chief
    Executive                 1996     198,000     17,325         --                  --                774
  Officer and Director        1995     173,249     17,325         --                  --                774

Bruce R. Gardner(6)........   1997     183,981         --         --              80,000                612
  Executive Vice President,   1996     158,000     13,850         --                  --                612
  Chief Financial Officer,    1995     138,499     13,850         --                  --                612
  Treasurer, Assistant
  Secretary and Director

Marco D. Peterson(7).......   1997     166,011         --         --              50,000                864
  Vice President of           1996     143,000     12,890         --                  --                833
  Marketing and New           1995     128,989     12,890         --                  --                805
  Product Development

Andrew W. Mathews(8)*......   1997     153,527         --         --              50,000(5)             774
  Vice President of Sales     1996     132,000     11,580         --                  --                612
                              1995     115,799     11,580         --                  --                612

---------------
 * Effective as of October 31, 1997, Messrs. Foley and Mathews were no longer executive officers of the Company.

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which does not exceed the lessor of $50,000 or 10% of the annualized salary reported for the Named Officer.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years ended 1997, 1996 or 1995.

(3) Amount represents the dollar value of group-term life insurance premiums paid by the Company for the benefit of the Named Officer.

(4) Mr. Foley served as President, Chief Executive Officer and a director of the Company from 1985 until he resigned from those positions effective as of October 31, 1997. See "Executive Agreements and Severance Arrangements."

(5) Of the 100,000 options granted to Mr. Foley during fiscal 1997 pursuant to the Company's 1996 Stock Plan, 16,668 options were vested when Mr. Foley resigned and terminated his employment with the Company effective as of October 31, 1997 and the remaining 83,332 unvested options terminated as of October 31, 1997. Of the 50,000 options granted to Mr. Mathews during fiscal 1997 pursuant to the Company's 1996 Stock Plan, 8,334 options were vested when Mr. Mathews resigned and terminated his employment with the Company effective as of October 31, 1997 and the remaining 41,666 unvested options terminated as of October 31, 1997. All vested options held by Mr. Foley and Mr. Mathews when they resigned on October 31, 1997 will lapse on January 31, 1998 if not exercised on or before that date.

(6) Effective as of Mr. Foley's resignation, Mr. Gardner was elected President and Chief Executive Officer of the Company.

(7) Effective as of October 31, 1997, Mr. Peterson was elected Senior Vice President of North American Operations.

(8) Mr. Mathews served as Vice President of Sales of the Company from September 1988 until he resigned from that position effective as of October 31, 1997. See "Executive Agreements and Severance Arrangements."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options during the fiscal year ended September 30, 1997 to the Named Officers who are listed in the Summary Compensation Table above:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                               INDIVIDUAL GRANTS(2)                      POTENTIAL REALIZABLE
                             --------------------------------------------------------      VALUE AT ASSUMED
                                          PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                                            OPTIONS/SARS                                  PRICE APPRECIATION
                              OPTIONS/       GRANTED TO      EXERCISE OR                  FOR OPTION TERM(3)
                                SARS        EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
           NAME              GRANTED(#)     FISCAL YEAR        ($/SH)         DATE       5%($)         10%($)
---------------------------  ----------   ----------------   -----------   ----------   --------      --------
Thomas R. Foley*...........    100,000         15.03%           $1.75        4/30/07    $110,057      $278,905
Bruce R. Gardner...........     80,000         12.02%           $1.75        4/30/07    $ 88,045      $223,124
Marco D. Peterson..........     50,000          7.51%           $1.75        4/30/07    $ 55,028      $139,452
Andrew W. Mathews**........     50,000          7.51%           $1.75        4/30/07    $ 55,028      $139,452

---------------
  * Effective as of October 31, 1997, Mr. Foley was no longer an executive officer of the Company. Of the 100,000 options granted to Mr. Foley in fiscal 1997 pursuant to the Company's 1996 Stock Plan, 16,668 were vested as of October 31, 1997 and the remaining 83,332 unvested options terminated effective October 31, 1997.

 ** Effective as of October 31, 1997, Mr. Mathews was no longer an executive officer of the Company. Of the 50,000 options granted to Mr. Mathews in fiscal 1997 pursuant to the Company's 1996 Stock Plan, 8,334 were vested as of October 31, 1997 and the remaining 41,666 unvested options terminated effective October 31, 1997.

(1) No stock appreciation rights ("SARs") were granted by the Company in the fiscal year ended September 30, 1997.

(2) Stock options were granted under the Company's 1996 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of 10 years from the date of grant and become exercisable over three years in twelve equal quarterly installments beginning three months from the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended September 30, 1997; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding as of September 30, 1997; and (iv) the value of such unexercised options at September 30, 1997:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS HELD AT SEPTEMBER      IN-THE-MONEY OPTIONS AT
                             SHARES                               30, 1997(#)             SEPTEMBER 30, 1997($)(2)
                           ACQUIRED ON       VALUE        ---------------------------   ----------------------------
          NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------------------  -----------   --------------   -----------   -------------   -----------    -------------
Thomas R. Foley..........         --             --          24,584         91,666         26,020          51,608
Bruce R. Gardner.........         --             --          21,667         73,333         23,438          41,250
Marco D. Peterson........         --             --          23,751         45,833         28,048          25,781
Andrew W. Mathews........     17,584         60,995           4,167         45,833          2,346          25,804

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Represents the difference between the option exercise price of in-the-money options and the fair market value per share of Common Stock at 1997 fiscal year-end ($2.3125 per share as quoted on the Nasdaq National Market at the close of trading on September 30, 1997) multiplied by the number of shares underlying the in-the-money option.

EXECUTIVE AGREEMENTS AND SEVERANCE AGREEMENTS

     On April 11, 1996, the Board of Directors approved change in control severance agreements (the "Executive Agreements") with each of the Named Officers. The purpose of the Executive Agreements is to reinforce and encourage the Named Officers to remain with the Company and to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of the Company. The Executive Agreements are in effect through September 30, 1998 and so long as the Named Officer continues to be employed by the Company are automatically extended from year to year, unless the Company or the Named Officer provides prior written notice to the other party of its desire to terminate the agreement. Pursuant to the Executive Agreements, the Named Officers remain as at-will employees of the Company until such time as the Company enters into a written agreement (a "Business Combination Agreement") with a third party concerning a possible business combination between the Company and such third party or any affiliate of such third party which, if effected, would result in a change of control of the Company, as that term is defined in the Executive Agreements. In the event the Company enters into such a Business Combination Agreement, the Named Officer agrees not to voluntarily leave the employ of the Company and the Company agrees it will not terminate the employment of the Named Officer other than for cause until the earlier of (i) in the opinion of the Board of Directors of the Company, such Business Combination Agreement has been abandoned or terminated, (ii) the date on which such a change in control of the Company has been effected, or (iii) 120 calendar days from the date of the execution of the Business Combination Agreement.

     The Executive Agreements provide that in the event of a change in control of the Company each of the Named Officers is entitled to a lump sum payment (the "Termination Payment") upon the subsequent "Qualifying Termination" (as defined herein and in each Named Officer's Executive Agreement) of the Named Officer's employment with the Company. With respect to Messrs. Foley and Gardner, a Qualifying Termination under their Executive Agreements includes (i) termination of their employment with the Company, for any reason other than for cause, following a change in control of the Company, or (ii) termination as a result of their resignation, for any or no reason, following a change in control of the Company. With respect to Messrs. Peterson and Mathews, a Qualifying Termination under their Executive Agreements includes (i) termination of their employment with the Company, for any reason other than for cause, following a change in control of the Company, (ii) termination as a result of their resignation, for any or no reason, at any time after eighteen months following a change in control of the Company, or (iii) termination as a result of certain events identified in their Executive Agreements which constitute constructive termination of their employment with the Company.

     The Termination Payment that each Named Officer is entitled to receive under his respective Executive Agreement is a lump sum payment equal to three times the sum of (i) the Named Officer's annual base salary as in effect immediately prior to his qualifying termination and (ii) the highest annual bonus paid to the Named Officer by the Company during the five most recently completed fiscal years of the Company ending immediately prior to his qualifying termination; provided, however, that with respect to Messrs. Peterson and Mathews, for each full month (up to eighteen months) after the date of the change in control of the Company that they remain employed by the Company and before the date of their qualifying termination, their Termination Payment will be reduced by an amount equal to their Termination Payment divided by thirty-six.

     If any payment or benefit received or to be received by any of the Named Officers in connection with a change in control of the Company, whether pursuant to his Executive Agreement or otherwise (the "Total Payments"), is determined to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and thus subject to a 20% federal excise tax, the amount of such Named Officer's Termination Payment will be reduced until the aggregate of the Total Payments is such that no part of the Total Payments constitutes an excess parachute payment and is no longer subject to such exercise tax.

     Effective as of October 31, 1997, Messrs. Foley and Mathews resigned and terminated their employment with the Company. As a result of their voluntary resignations and because their resignations did not result in a Qualifying Termination under their Executive Agreements, the Executive Agreements for Messrs. Foley and Mathews automatically terminated without any obligation on the part of the Company to make any Termination Payments to either Mr. Foley or Mr. Mathews. The Company did, however, enter into severance arrangements (as discussed below) with Messrs. Foley and Mathews.

     In October 1997, the Board of Directors voted and agreed to pay Mr. Foley an aggregate lump sum severance payment of $1,026,000 in connection with his resignation as President and Chief Executive Officer of the Company effective as of October 31, 1997. In addition, Mr. Foley executed an Agreement Not to Compete with the Company dated October 31, 1997 pursuant to which he agreed that for a period of eighteen (18) months commencing on October 31, 1997 he would not engage, directly or indirectly, in any activities similar or reasonably related to those in which he was engaged as an employee of the Company relating to data mining, report distribution or consolidated service desk software and which directly compete with the Company in any place where the Company or any of its subsidiaries does or may do business.

     In October 1997, the Board of Directors voted and agreed to pay Mr. Mathews an aggregate severance payment of approximately $260,000 in connection with his resignation as Vice President of Sales of the Company effective as of October 31, 1997. In addition, Mr. Mathews executed an Agreement Not to Compete dated October 31, 1997 pursuant to which he agreed that for a period of eighteen (18) months commencing on October 31, 1997 he would not engage, directly or indirectly, in any activities similar or reasonably related to those in which he was engaged as an employee of the Company relating to data mining, report distribution or consolidated service desk software and which directly compete with the Company in any place where the Company or any of its subsidiaries does or may do business.

                COMPENSATION COMMITTEE AND STOCK PLAN COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing and administering the Company's base salaries and cash bonuses of the Company's executive officers. The Stock Plan Committee of the Board of Directors (the "Stock Plan Committee") is responsible for administering and making recommendations and awards under the Company's 1996 Stock Plan and the Company's 1996 International Employee Non-Qualified Stock Option Plan. The Compensation Committee and the Stock Plan Committee is composed exclusively of directors who are not also officers or employees of the Company.

     The Company's executive compensation policies are designed to provide levels of cash and equity compensation that will reward and retain experienced executives who will contribute to the achievement of the Company's performance objectives in the competitive and rapidly changing business environment in which the Company operates. The executive compensation program is designed to achieve these goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options. As noted above, the cash compensation components of the Company's executive compensation program are determined by the Compensation Committee, while the equity compensation component is administered by the Stock Plan Committee.

     Cash Compensation. Base salary compensation levels for each of the Company's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Company. Cash bonuses are determined annually and are based on the Company's achievement of targeted measures of financial performance, including revenue, profit and cost saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility. In determining compensation levels paid to its executive officers, the Compensation Committee also takes into account certain subjective factors such as the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders, and to manage the Company's continuing growth. For information regarding the Company's executive officers' fiscal 1997 compensation, see the table captioned "Summary Compensation Table" contained elsewhere in this proxy statement.

     Equity Compensation. Long-term incentive compensation in the form of stock option grants is designed to encourage the Company's executive officers and other employees to remain with the Company and promote the Company's business and to align the interests of the Company's executive officers and other employees more closely with those of the Company's stockholders by allowing those executives and employees to share in long-term appreciation in the value of the Company's Common Stock. It is the Company's policy to grant stock options to executive officers and certain employees at the time they join the Company in an amount consistent with such executive's or employee's position and level of seniority. In addition, the Stock Plan Committee will occasionally make additional option grants to the Company's executive officers and employees. When establishing stock option grant levels, the Stock Plan Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of stock ownership, previous option grants and current option holdings, including the number of unvested options and the then current value of such unvested options, and the current price of the Company's Common Stock. Options are generally granted at fair market value and become exercisable ratably over a three year period. The number of options granted to certain of the most highly compensated executive officers of the Corporation in fiscal 1997 is set forth on the table captioned "Option/SAR Grants in Last Fiscal Year" contained elsewhere in this proxy statement. For information relating to the total options held by each of the Company's executive officers at September 30, 1997, see the table captioned "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" contained elsewhere in this proxy statement.

     CEO Compensation. Compensation during fiscal 1997 for the Company's President and Chief Executive Officer, Thomas R. Foley, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The Compensation Committee believes that Mr. Foley's annual compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determined the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation was based.

     As a result of the Company's performance and his individual contribution, Mr. Foley was awarded the amounts reflected in the tables captioned "Summary Compensation Table" and "Option/SAR Grants in Last Fiscal Year" contained elsewhere in this proxy statement, in fiscal 1997.

     Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives, with certain exceptions. The Compensation Committee and the Stock Plan Committee has considered these requirements and it is the present intention of these committees that, so long as it is consistent with the Company's overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

     Respectfully submitted by the Compensation Committee and the Stock Plan Committee.

                                          THE COMPENSATION COMMITTEE
                                          THE STOCK PLAN COMMITTEE

                                          Jerome Jacobson
                                          David T. Riddiford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation Committee and a Stock Plan Committee each currently consisting of Messrs. Jacobson and Riddiford. No person who served as a member of either the Compensation Committee or the Stock Plan Committee was, during the fiscal year ended September 30, 1997, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation Committee or Stock Plan Committee of the Company.

COMPENSATION OF DIRECTORS

     During fiscal year ended September 30, 1997, directors who were employees of the Company received no cash compensation for their services as directors. Directors who are not employees of the Company receive $15,000 per year for their service as a director of the Company's Board of Directors.

     All directors are eligible to receive stock options under the Company's 1996 Stock Plan and directors who are neither employees nor officers of the Company and, who may hold and beneficially own stock options granted to them, and the shares of Common Stock issuable upon exercise of such options, individually, in their own name (a "Non-Employee Director"), are eligible to receive stock options under the Company's 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan").

  1996 Non-Employee Director Stock Option Plan

     The Director Plan was adopted by the Board of Directors in May 1996, amended by the Board of Directors in December 1996 and approved by the stockholders of the Company in March 1997. The Director Plan provides for the grant of options to purchase a maximum of 72,000 shares of Common Stock to Non-Employee Directors.

     The Director Plan authorizes the automatic grant of stock options only to Non-Employee Directors. The Director Plan is administered by the Board of Directors of the Company. The Director Plan authorizes the automatic grant, without further action by the Board of Directors, (a) of an option to purchase 12,000 shares of Common Stock (the "Initial Grant") to each person who is a Non-Employee Director on the later of June 1, 1996, the date such person is first elected to the Board of Directors, or the date such person meets all of the requirements of a Non-Employee Director (such later date to be referred to herein as the "Initial Grant Date") and (b) of an option to purchase 4,000 shares of Common Stock to each person who is a Non-Employee Director on the date of the Company's Annual Meeting of Stockholders in each successive year after such person's Initial Grant Date. Options granted to Non-Employee Directors under the Director Plan vest over three years in twelve equal quarterly installments beginning three months from the date such options are granted. Notwithstanding this vesting schedule, the Director Plan also provides that in the event of any change in control of the Company (as defined in the Director
Plan) all options granted under the Director Plan that are outstanding but unvested automatically become exercisable in full.

     The exercise price per share for all options granted under the Director Plan will be equal to the fair market value per share of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option automatically becomes fully vested and is exercisable until the scheduled expiration date of the option). No options may be granted under the Director Plan after June 1, 2006.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the period from September 30, 1992 through September 30, 1997, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company's Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the "SIC Code Index") and (ii) the Media General Market Weighted Nasdaq Index Return (the "Nasdaq Market Index"). The comparison assumes that $100 was invested on September 30, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                     DATAWATCH CORPORATION, SIC CODE INDEX
                         AND NASDAQ MARKET INDEX(1)(2)

                        [CUMULATIVE TOTAL RETURN CHART]

                                         9/30/92    9/30/93    9/30/94    9/30/95    9/30/96    9/30/97
                                         -------    -------    -------    -------    -------    -------
Datawatch Corporation.................   $100.00    $ 44.64    $ 39.29    $141.07    $239.29    $ 66.07
SIC Code Index........................   $100.00    $119.14    $145.22    $230.89    $309.35    $437.76
Nasdaq Market Index...................   $100.00    $130.05    $137.62    $167.10    $195.08    $265.16

---------------

(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of copies of such filings received by it with respect to fiscal year ended September 30, 1997 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 1997.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than September 30, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                 OTHER BUSINESS

     The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                              DATAWATCH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 16, 1998

                       SOLICITED BY THE BOARD OF DIRECTORS

            The undersigned hereby appoints BRUCE R. GARDNER and BETSY J. HARTWELL, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Datawatch Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, March 16, 1998, at 10:00 a.m., at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 27, 1998, a copy of which has been received by the undersigned.

                                                                     ___________
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     ___________

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[x] Please mark votes as in this example.

1.  To elect Bruce R. Gardner, Jerome Jacobson and David T.
    Riddiford as Directors to serve until the next Annual
    Meeting of Stockholders or until their successors are duly elected and qualified.

        FOR   WITHHELD
        [ ]     [ ]


INSTRUCTIONS: To withhold your vote for any individual nominee write the nominee's name on the space provided below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

                                                               MARK HERE     [ ]
                                                               FOR ADDRESS
                                                               CHANGE AND
                                                               NOTE AT LEFT

                                    (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

                                    Signature:_____________________ Date________
                                    Signature:_____________________ Date________